UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2010

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events.

On November 8, 2010, Avon Products, Inc. (the “Company”) announced that Avon International Operations, Inc. (“AIO”), a wholly-owned subsidiary of the Company, has agreed to sell the ownership interest in Avon Products Company Limited (“Avon Japan”) held by AIO pursuant to a tender offer bid agreement between AIO and Devon Holdings K.K., an affiliate of TPG Capital (“Buyer”). The transaction includes both the sale of the Company’s stake in Avon Japan as well as certain pre-paid royalties in connection with intellectual property licenses described below for aggregate cash consideration of approximately ¥7.3 billion, or approximately $90 million.

In connection with the transaction, Buyer is launching a tender offer bid for all of the outstanding shares of Avon Japan, including the 43,649,000 shares of Avon Japan held by AIO, for ¥74 per share. The shares held by AIO represent the Company’s approximate 74.67% ownership interest in Avon Japan, a publicly traded company on the JASDAQ market of Osaka Securities Exchange (4915:JP). The completion of the transaction between the Company and Buyer is not conditioned upon Buyer’s acquisition of the approximate 25.33% minority stake held by the public but is subject to the satisfaction of customary closing conditions. The closing of the transaction is targeted for the fourth quarter 2010.

In connection with the transaction, the Company has agreed to grant Buyer ongoing licenses to the Company’s Japan formulas and products and certain regional formulas and products in Japan and, subject to certain restrictions, in other markets worldwide. The Company has also agreed to transfer to Buyer ownership of certain Japan and regional trademarks. In addition, for a five-year period, Buyer will have license rights to certain existing Company global brands, formulas and products, and to use the Avon name, in Japan.

Beginning in the fourth quarter 2010, Avon Japan will be accounted for as discontinued operations. Exhibit 99.1 attached hereto and incorporated by reference herein sets forth selected pro forma financial information of the Company and its Asia Pacific segment adjusted to exclude the results of Avon Japan from continuing operations while including the net results, as well as costs associated with the sale, as discontinued operations. The Company’s management believes that presentation of the pro forma financial information provides useful information to investors as it presents information about the Company’s financial performance from its continuing operations, excluding its interest in Avon Japan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1    Selected Pro Forma Financial Information

(Page 2 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ Charles W. Cramb
Charles W. Cramb
Vice Chairman, Chief Finance and Strategy Officer

Date: November 8, 2010

(Page 3 of 4 Pages)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Selected Pro Forma Financial Information

(Page 4 of 4 Pages)